                                                                  EXHIBIT (b)(1)



                                                                [CONFORMED COPY]






                                  $400,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                   dated as of


                                December 22, 1994


                                      among


                               Western Atlas Inc.

                             The Banks Listed Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                  as Agent, and

             Bank of America National Trust and Savings Association
                              The Bank of New York
                                  Chemical Bank
                                    CIBC Inc.
                           NationsBank of Texas, N.A.
               Union Bank of Switzerland, Los Angeles Branch, and
                             Wells Fargo Bank, N.A.,
                                  as Co-Agents

                              TABLE OF CONTENTS(1)

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . .     1
     SECTION 1.02.  Accounting Terms and
                    Determinations . . . . . . . . . . . . . . . . . . . .    19
     SECTION 1.03   Types of Borrowings. . . . . . . . . . . . . . . . . .    19


                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.01.  Commitments to Lend. . . . . . . . . . . . . . . . . .    20
     SECTION 2.02.  Notice of Committed Borrowings . . . . . . . . . . . .    20
     SECTION 2.03.  Money Market Borrowings. . . . . . . . . . . . . . . .    21
     SECTION 2.04.  Notice to Banks; Funding of Loans. . . . . . . . . . .    25
     SECTION 2.05.  Notes. . . . . . . . . . . . . . . . . . . . . . . . .    26
     SECTION 2.06.  Maturity of Loans. . . . . . . . . . . . . . . . . . .    27
     SECTION 2.07.  Interest Rates . . . . . . . . . . . . . . . . . . . .    27
     SECTION 2.08.  Fees . . . . . . . . . . . . . . . . . . . . . . . . .    30
     SECTION 2.09.  Optional Termination or Reduction
                    of Commitments . . . . . . . . . . . . . . . . . . . .    31
     SECTION 2.10.  Scheduled Termination or
                    Reduction of Commitments . . . . . . . . . . . . . . .    31
     SECTION 2.11.  Optional Prepayments . . . . . . . . . . . . . . . . .    31
     SECTION 2.12.  General Provisions as to Payments. . . . . . . . . . .    32
     SECTION 2.13   Funding Losses . . . . . . . . . . . . . . . . . . . .    33
     SECTION 2.14   Computation of Interest and Fees . . . . . . . . . . .    33
     SECTION 2.15.  Regulation D Compensation. . . . . . . . . . . . . . .    33


                                   ARTICLE III
                                   CONDITIONS

     SECTION 3.01.  Effectiveness. . . . . . . . . . . . . . . . . . . . .    34
     SECTION 3.02.  Borrowings . . . . . . . . . . . . . . . . . . . . . .    36


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Corporate Existence and Power. . . . . . . . . . . . .    37
     SECTION 4.02.  Corporate and Governmental
                    Authorization; No Contravention. . . . . . . . . . . .    37


---------------
(1) The Table of Contents is not a part of this Agreement.

     SECTION 4.03.  Binding Effect . . . . . . . . . . . . . . . . . . . .    37
     SECTION 4.04.  Financial Information. . . . . . . . . . . . . . . . .    37
     SECTION 4.05.  Litigation . . . . . . . . . . . . . . . . . . . . . .    38
     SECTION 4.06.  Compliance with ERISA. . . . . . . . . . . . . . . . .    38
     SECTION 4.07.  Environmental Matters. . . . . . . . . . . . . . . . .    39
     SECTION 4.08.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . .    39
     SECTION 4.09.  Material Subsidiaries. . . . . . . . . . . . . . . . .    39
     SECTION 4.10.  Not an Investment Company. . . . . . . . . . . . . . .    40
     SECTION 4.11.  Use of Proceeds. . . . . . . . . . . . . . . . . . . .    40
     SECTION 4.12.  Full Disclosure. . . . . . . . . . . . . . . . . . . .    40


                                    ARTICLE V
                                    COVENANTS

     SECTION 5.01.  Information. . . . . . . . . . . . . . . . . . . . . .    40
     SECTION 5.02.  Maintenance of Property Insurance. . . . . . . . . . .    43
     SECTION 5.03.  Conduct of Business and
                    Maintenance of Existence . . . . . . . . . . . . . . .    43
     SECTION 5.04.  Compliance with Laws . . . . . . . . . . . . . . . . .    44
     SECTION 5.05.  Leverage Ratio . . . . . . . . . . . . . . . . . . . .    44
     SECTION 5.06.  Minimum Consolidated Tangible Net
                    Worth. . . . . . . . . . . . . . . . . . . . . . . . .    44
     SECTION 5.07.  Interest Coverage Ratio. . . . . . . . . . . . . . . .    44
     SECTION 5.08.  Maintenance of Certain Operations. . . . . . . . . . .    44
     SECTION 5.09.  Limitation on Subsidiary Debt. . . . . . . . . . . . .    44
     SECTION 5.10.  Negative Pledge. . . . . . . . . . . . . . . . . . . .    44
     SECTION 5.11.  Consolidations, Mergers and Sales
                    of Assets. . . . . . . . . . . . . . . . . . . . . . .    45
     SECTION 5.12.  Limitation on Affiliate
                    Transactions . . . . . . . . . . . . . . . . . . . . .    46
     SECTION 5.13.  Limitation on Restrictions
                    Affecting Subsidiaries . . . . . . . . . . . . . . . .    46


                                   ARTICLE VI
                                    DEFAULTS

     SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . . .    46
     SECTION 6.02.  Notice of Default. . . . . . . . . . . . . . . . . . .    49


                                   ARTICLE VII
                                    THE AGENT

     SECTION 7.01.  Appointment and Authorization. . . . . . . . . . . . .    49
     SECTION 7.02.  Agent and Affiliates . . . . . . . . . . . . . . . . .    49
     SECTION 7.03.  Action by Agent. . . . . . . . . . . . . . . . . . . .    49
     SECTION 7.04.  Consultation with Experts. . . . . . . . . . . . . . .    49
     SECTION 7.05.  Liability of Agent . . . . . . . . . . . . . . . . . .    50
     SECTION 7.06.  Indemnification. . . . . . . . . . . . . . . . . . . .    50

     SECTION 7.07.  Credit Decision. . . . . . . . . . . . . . . . . . . .    50
     SECTION 7.08.  Successor Agent. . . . . . . . . . . . . . . . . . . .    51
     SECTION 7.09.  Agent's Fees . . . . . . . . . . . . . . . . . . . . .    51
     SECTION 7.10.  Co-Agents. . . . . . . . . . . . . . . . . . . . . . .    51


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01.  Basis for Determining Interest
                    Rate Inadequate or Unfair. . . . . . . . . . . . . . .    51
     SECTION 8.02.  Illegality . . . . . . . . . . . . . . . . . . . . . .    52
     SECTION 8.03.  Increased Cost and Reduced Return. . . . . . . . . . .    53
     SECTION 8.04.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . .    55
     SECTION 8.05.  Base Rate Loans Substituted for
                    Affected Fixed Rate Loans. . . . . . . . . . . . . . .    57
     SECTION 8.06.  Substitution of Bank . . . . . . . . . . . . . . . . .    57


                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.01.  Notices. . . . . . . . . . . . . . . . . . . . . . . .    57
     SECTION 9.02.  No Waivers.. . . . . . . . . . . . . . . . . . . . . .    58
     SECTION 9.03.  Expenses; Indemnification. . . . . . . . . . . . . . .    58
     SECTION 9.04.  Sharing of Set-Offs. . . . . . . . . . . . . . . . . .    59
     SECTION 9.05.  Amendments and Waivers . . . . . . . . . . . . . . . .    59
     SECTION 9.06.  Successors and Assigns . . . . . . . . . . . . . . . .    60
     SECTION 9.07.  Collateral . . . . . . . . . . . . . . . . . . . . . .    62
     SECTION 9.08.  Governing Law; Submission to
                    Jurisdiction . . . . . . . . . . . . . . . . . . . . .    62
     SECTION 9.09.  Counterparts; Integration. . . . . . . . . . . . . . .    62
     SECTION 9.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .    62

Schedule I   -   Pricing Grid

Exhibit A    -   Note

Exhibit B    -   Money Market Quote Request

Exhibit C    -   Invitation for Money Market Quotes

Exhibit D    -   Money Market Quote

Exhibit E    -   Opinion of Counsel for the Borrower and
                    the Guarantors

Exhibit F    -   Opinion of Special Counsel for the
                    Agent

Exhibit G    -   Assignment and Assumption Agreement

Exhibit H    -   Amended and Restated Subsidiary Guarantee
                    Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


          AGREEMENT dated as of December 22, 1994 among WESTERN ATLAS INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, CHEMICAL BANK, CIBC INC., NATIONSBANK OF TEXAS, N.A., UNION BANK OF SWITZERLAND, LOS ANGELES BRANCH, and WELLS FARGO BANK, N.A., as Co-Agents.


                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Banks listed on the signature pages hereof, the Agent and the Co-Agents are parties to a Credit Agreement dated as of December 23, 1993 (as amended to the Effective Date (as defined below), the "Original Agreement"); and

          WHEREAS, the parties hereto wish to modify the Original Agreement in a number of respects, as more fully set forth below;

          NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date, the Original Agreement is hereby amended and restated in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means the Original Agreement as amended and restated by this Amended and Restated Agreement and as the same may be further amended or restated from time to time in accordance with the terms hereof.

          "Amended and Restated Agreement" means this Amended and Restated Credit Agreement dated as of December 22, 1994 among the Borrower, the Banks, the Agent and the Co-Agents.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Bank" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Western Atlas Inc., a Delaware corporation, and its successors.

          "Borrower's Prospectus" means the Borrower's Prospectus dated September 22, 1994 issued in connection with an offering of 6,000,000 shares of its common stock registered under the Securities Act of 1933, as amended.. . . .

          "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

          "CD Margin" has the meaning set forth in Section 2.07(b).

          "CD Reference Banks" means Chemical Bank, Union Bank of Switzerland and Morgan Guaranty Trust Company of New York, or such other bank or banks as the Borrower and the Agent may from time to time mutually designate.

          "Change of Control" means any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Borrower (the "Outstanding Borrower Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors (the "Outstanding Borrower Voting Securities"); PROVIDED, however, that for purposes of this subsection (a), the following acquisitions of stock shall not constitute a Change of Control: (i) any acquisition by the Borrower, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any corporation controlled by the Borrower or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition;

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Borrower (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Borrower or all or substantially all of the Borrower's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Borrower or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Borrower of a complete liquidation or dissolution of the Borrower.

          "Co-Agent" means each of Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A. in its capacity as co-agent hereunder, and its successors in such capacity.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages of this Amended and Restated Agreement, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.


          "Consolidated Current Liabilities" means at any date the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries determined as of such date.

          "Consolidated EBITDAR" means, for any period, the sum of Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income, Consolidated Interest Expense for such period, the provision for income taxes for such period, depreciation and amortization for such period, and Consolidated Rental Expense for such period.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

          "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis.

          "Consolidated Net Worth" means at any date the shareholders' investment in the Borrower and its Consolidated Subsidiaries determined on a consolidated basis of such date.

          "Consolidated Rental Expense" means, for any period, the rental expense of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Assets" means at any date Consolidated Total Assets less Intangible Assets less Consolidated Current Liabilities, all determined as of such date.

          "Consolidated Tangible Net Worth" means at any date the shareholders' investment in the Borrower and its Consolidated Subsidiaries less Intangible Assets, all determined as of such date.

          "Consolidated Total Assets" means at any date the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and deferred employee compensation obligations arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all unpaid reimbursement obligations of such Person in respect of letters of credit or similar instruments but only to the extent that either (x) the issuer has honored a drawing thereunder or (y) payment of such obligation is otherwise due under the terms thereof, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans"  means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Effective Date" means the date the Commitments become effective in accordance with Section 3.01.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Equity Security" means any capital stock or other equity security, or any warrant or other right to purchase such an equity security; PROVIDED that any instrument or other security which constitutes Debt of a Person shall not for purposes of this Agreement constitute an Equity Security of such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

          "Euro-Dollar Reference Banks" means the principal London offices of Chemical Bank, Union Bank of Switzerland and Morgan Guaranty Trust Company of New York, or such other bank or banks as the Borrower and the Agent may from time to time mutually designate.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Federal Funds Rate" means, for any day (the "accrual date"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if the accrual date is not a Domestic Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to Morgan Guaranty Trust Company of New York on the accrual date (or next preceding

Domestic Business Day) on such transactions as determined by the Agent.

          "Financing Documents" means this Agreement, the Notes and the Subsidiary Guarantee Agreement.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means each Subsidiary from time to time party to the Subsidiary Guarantee Agreement.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Intangible Assets" means, at any date, the amount (to the extent reflected in Consolidated Total Assets) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1994 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and, to the extent the same exceed $10,000,000 in aggregate amount, all equity investments in Persons which are not Subsidiaries (other than investments in readily marketable securities) and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than spec data), determined on a consolidated basis. Publicly traded securities will be deemed "readily marketable" if the investment of the Borrower or a Subsidiary therein may be offered or sold to the public generally without registration under the Securities Act of 1933, as amended.

          "Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDAR for such period to the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Leverage Ratio" means, at any date, the ratio of Total Borrowed Funds at such date to Consolidated Net Worth at such date.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Litton" means Litton Industries, Inc., a Delaware corporation.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its

Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

          "Material Financial Obligations" means a principal amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

          "Material Subsidiary" means (i) any Guarantor and (ii) any other Subsidiary, including its Subsidiaries, which meets any of the following conditions:

          (1) the Borrower's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 5 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (2) the Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (3) the Borrower's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 5 percent of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

          Computational note: For purposes of making the prescribed income test the following guidance should be applied:

          1. When a loss has been incurred by either the Borrower and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary should be excluded from the income of the Borrower and its Subsidiaries consolidated for purposes of the computation.

          2. If income of the Borrower and its Subsidiaries consolidated for the most recent fiscal year is at least 5 percent lower than the average of the income for the last five fiscal years, such average income should be substituted for purposes of the computation. Any loss years should be omitted for purposes of computing average income.

          "Minimum Compliance Level" means, at any date (the "date of determination") an amount equal to the sum of (i) $553,410,000 plus (ii) for any date of determination on or after December 31, 1994, an amount equal to 75% of Consolidated Net Income for the quarter ending December 31, 1994 (if positive) plus (iii) for each fiscal year of the Borrower ended after December 31, 1994 and on or prior to the date of determination for which Consolidated Net Income is a positive number, an amount equal to 75% of Consolidated Net Income for each such fiscal year. There shall be no reduction in the Minimum Compliance Level on account of negative Consolidated Net Income for any fiscal year.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions in an amount exceeding $1,000,000 per annum or has within the preceding five plan years made such contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

          "Obligors" means the Borrower and the Guarantors.

          "Original Agreement" has the meaning set forth in the recitals hereto.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Relaxation Period" means the 120-day period from and including the date of the first Restricted Payment which would cause an Event of Default to arise as a result of noncompliance with Section 5.05 and/or 5.06 (but for the respective PROVISOS thereto).

          "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

          "Restricted Payment" means (i) any dividend or other distribution on any Equity Securities of the Borrower (except dividends payable solely in Equity Securities of the same class) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Securities of the Borrower; PROVIDED that Restricted Payment shall not include payments pursuant to employee benefit or compensation plans in an aggregate amount not exceeding $10,000,000.

          "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

          "S&P" means Standard & Poor's Ratings Group, and its successors.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to another Person, by such other Person).

          "Subsidiary Guarantee Agreement" means the Amended and Restated Subsidiary Guarantee Agreement dated as of the date hereof among the Borrower, the Agent and the Subsidiaries of the Borrower from time to time parties thereto, substantially in the form of Exhibit I, as the same may be amended from time to time in accordance with the terms thereof.

          "Termination Date" means December 22, 1999 (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

          "Total Borrowed Funds" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

          "Trigger Date" means the date (if any) on which the Borrower gives (or is required to give) the Banks notice pursuant to Section 5.01(j).

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "WAII" means Western Atlas International, Inc., a Delaware corporation.

          "WAII Group" means WAII and its Subsidiaries.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a

Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS


          SECTION 2.01. COMMITMENTS TO LEND. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to the Borrower from time to time during the Revolving Credit Period in an aggregate principal amount at any time outstanding not to exceed the amount of such Bank's Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in an aggregate amount equal to the amount available in accordance with Section 3.02(b) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay loans and reborrow at any time during the Revolving Credit Period under this Section.

          SECTION 2.02. NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  MONEY MARKET BORROWINGS.

          (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.

          (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language (other than the limitation set forth in clause (ii)(B)(z) above);

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  NOTICE TO BANKS; FUNDING OF LOANS.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall fail to do so within one Domestic Business Day, the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor under any Financing Document. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar

Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08.  FEES.

          (a) FACILITY FEE. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate determined daily in accordance with the Pricing Schedule. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this subsection (a) shall be payable quarterly in arrears on the last Euro-Dollar Business Day of each March, June, September and December, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          (b) ADDITIONAL FEE. On the Trigger Date, the Borrower shall pay the Agent for the account of the Banks ratably in proportion to their Commitments an additional fee in an amount equal to 0.125% of the aggregate amount of the Commitments.

          SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

          SECTION 2.10. SCHEDULED TERMINATION OR REDUCTION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11. OPTIONAL PREPAYMENTS. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least three Domestic Business Days' notice to the Agent, subject to Section 2.13, prepay any CD Borrowing and (iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to
Section 2.13, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth the basis of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. REGULATION D COMPENSATION. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously (or at such other time or times as the Borrower and such Bank may mutually agree) with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans (or at such other time or times as the Borrower and such Bank may mutually agree) an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.


                                   ARTICLE III

                                   CONDITIONS

          SECTION 3.01. EFFECTIVENESS. This Amended and Restated Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Agent of counterparts of the Subsidiary Guarantee Agreement, duly executed by the Borrower and each of Subsidiaries listed on the signature pages thereof;

          (d) receipt by the Agent of an opinion of the principal legal officer of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          (g) receipt by the Agent of evidence satisfactory to it of the payment of all principal and interest on any loans outstanding under and of all accrued fees under, the Original Agreement.

On the Effective Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended and Restated Agreement; PROVIDED the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Agreement. On the Effective Date, any Bank whose Commitment is changed to zero shall cease to be a Bank party to this Agreement and all accrued fees and other amounts payable under this Agreement for the account of such Bank shall be due and payable on such date; PROVIDED that the provisions of Section 9.03 of this Agreement shall continue to inure to the benefit of each such Bank. The Notes delivered to each Bank under the Original Agreement shall be canceled and Notes under this Amended and Restated Agreement shall be given in substitution therefor. Each Bank shall promptly after the Effective Date deliver to the Borrower for cancellation the Note delivered to such Bank under the Original Agreement. The Agent shall promptly notify the Borrower and each Bank of the effectiveness of this Amended and Restated Agreement, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrower contained in the Financing Documents (except (x) in the case of a Refunding Borrowing and (y) in the case of any other Borrowing, solely if on the date of such Borrowing, the Borrower's senior unsecured long-term debt is rated, without third-party credit enhancement, A- or higher by S&P and A3 or higher by Moody's, the representations and warranties set forth in Section 4.04(b) as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower. When executed and delivered in accordance with this Agreement, the Subsidiary Guarantee Agreement will constitute a valid and binding agreement of each of the Obligors.

          SECTION 4.04.  FINANCIAL INFORMATION.

          (a) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

          (b) Since September 30, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower.

          SECTION 4.05.  LITIGATION.

          (a) Except for actions, suits or proceedings (i) described in the Borrower's Prospectus or the Borrower's Latest Form 10-Q or (ii) commenced after the date of this Agreement and disclosed in writing to the Banks (which diclosure may be included in the reports furnished to the Banks pursuant to
Section 5.01(f) and (g)), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official an adverse decision in which might materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

          (b) Since the date of the Borrower's Latest Form 10-Q, there has been no change in the status of the actions, suits and proceedings described therein which materially and adversely affects the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          (c) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner questions the validity of any Financing Document.

          SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, and based upon conditions of which the Borrower has knowledge and upon its estimates of the costs of compliance with and/or remediation mandated by Environmental Laws, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. TAXES. All United States federal income tax returns and all other material tax returns which are required to be filed by or in respect of the Borrower or any Subsidiary have been filed by either (i) the WAII Group, (ii) the Borrower or a Subsidiary thereof (other than a member of the WAII Group) or (iii) Litton in a consolidated or combined return which incorporated the Borrower and its Subsidiaries (other than the WAII Group), and all taxes due pursuant to such returns or pursuant to any assessment received in respect thereof have been paid. United States federal income tax returns covering the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended August 1, 1982.

          SECTION 4.09. MATERIAL SUBSIDIARIES. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. NOT AN INVESTMENT COMPANY. Neither the Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.11. USE OF PROCEEDS. The proceeds of the loans under this Agreement will be used by the Borrower for general corporate purposes, including acquisitions and stock repurchases. None of such proceeds will be used in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Borrower or any Guarantor to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower or any Guarantor to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under this Agreement or any other Financing Document.


                                    ARTICLE V

                                    COVENANTS

          The Borrower agrees that, from and after the Effective Date for so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  INFORMATION.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the

     Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated financial statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-K or its then equivalent, all reported on by independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated financial statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-Q or its then equivalent, all certified (subject to normal year-end audit adjustments) by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
     5.05 to 5.09, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

          (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
     (v) gives notice of intent to terminate any Material Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Material Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Material Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) forthwith, notice of any change of which the Borrower becomes aware in the rating by any Rating Agency (as defined in the Pricing Schedule) of the Borrower's long-term debt;

          (j) not later than the date of commencement thereof, notice of any Relaxation Period; and

          (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02.  MAINTENANCE OF PROPERTY; INSURANCE.

          (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

          SECTION 5.04. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.05. LEVERAGE RATIO. The Leverage Ratio will not exceed (i) 120% on any date on or prior to December 31, 1995 and (ii) 110% on any date thereafter; PROVIDED that during the Relaxation Period, the Leverage Ratio may exceed the otherwise applicable maximum but may not exceed 175%.

          SECTION 5.06. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than the Minimum Compliance Level; PROVIDED that during the Relaxation Period, Consolidated Net Worth may be less than the Minimum Compliance Level but not less than $150,000,000.

          SECTION 5.07. INTEREST COVERAGE RATIO. The Interest Coverage Ratio will not be less than 250% for any period of four consecutive fiscal quarters.

          SECTION 5.08. MAINTENANCE OF CERTAIN OPERATIONS. The Borrower will at all times maintain direct or indirect ownership of 100% of the Equity Securities of WAII. The Borrower will not sell more than 35% (in cumulative book value) of the assets of its Western Atlas Industrial Automation Systems business segment.

          SECTION 5.09.  LIMITATION ON SUBSIDIARY DEBT.   The aggregate
outstanding principal amount of Debt of Subsidiaries of the Borrower (exclusive of Debt owing to the Borrower or another Subsidiary) shall at no time exceed 12% of Consolidated Tangible Net Assets.

          SECTION 5.10. NEGATIVE PLEDGE. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien securing

Debt or Derivatives Obligations on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $20,000,000;

          (b) any Lien existing on the assets of any Person at the time such Person becomes a Consolidated Subsidiary;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the purchase price or cost of construction of such asset, PROVIDED that such Lien attaches to such asset within 270 days after the acquisition or completion of construction and commencement of full operations thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is acquired by, merged into or consolidated with the Borrower or a Consolidated Subsidiary;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

          (g) Liens on real property (and ancillary personalty) not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $75,000,000; and

          (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $20,000,000.

          SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that the Borrower may merge with another Person if the Borrower is the surviving corporation and, after giving effect thereto, no Default exists.

          SECTION 5.12. LIMITATION ON AFFILIATE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any material transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering of any services, with any Affiliate, except a transaction in the ordinary course of business which is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable transaction on an arm's length basis with a Person not an Affiliate.

          SECTION 5.13. LIMITATION ON RESTRICTIONS AFFECTING SUBSIDIARIES. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any substantial part of its properties or assets to the Borrower or any Subsidiary.


                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower (i) shall fail to pay when due any principal of any Loan or (ii) shall fail to pay any interest on any Loan, any fees or any other amount payable hereunder within five days after the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 through 5.13, inclusive;

          (c) any Obligor shall fail to observe or perform any covenant or agreement contained in any

     Financing Document (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Obligor by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made (or deemed made) by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made) or delivered;

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (with the giving of appropriate notice if required) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

          (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (k)  a Change of Control shall occur; or

          (l) the Subsidiary Guarantee Agreement shall cease to be a legal, valid, binding and enforceable obligation of any Guarantor (otherwise than in accordance with the terms thereof), or any Guarantor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Obligor, without any notice to any Obligor or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

          SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to an Obligor under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT

          SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth in the Financing Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it or them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.


          SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

          SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, with the approval of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank, if any Bank is willing to accept such appointment, and in any event shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. AGENT'S FEES. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

          SECTION 7.10. CO-AGENTS. (a) Nothing in this Agreement shall impose upon any Co-Agent, in such capacity, any duty or responsibility whatsoever.

          (b) The Borrower shall pay to each Co-Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Co-Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03.  INCREASED COST AND REDUCED RETURN.  (a)  If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending

Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; PROVIDED that the Borrower shall not be liable for any such amounts attributable to a period more than three months prior to the date of notice by such Bank to the Borrower of its intention to seek compensation under this subsection (b).

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this

Section, setting forth the additional amount or amounts to be paid to it hereunder and the basis of calculation thereof, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the form required pursuant to Section 8.04(d), if any (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.06. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  EXPENSES; INDEMNIFICATION.  (a) The Borrower shall pay
(i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of outside counsel (or, in lieu thereof, the allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing

Documents, or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

          SECTION 9.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. Each of the Borrower and the Guarantors agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or such Guarantor, as the case may be, in the amount of such participation.

          SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or any Co-Agent are affected thereby, by the Agent or such Co-Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of, accrued interest on or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any scheduled termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents.

          SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in up to 45% of its Commitment or in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section
2.15 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to a Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject

to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Agent; PROVIDED that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and PROVIDED FURTHER that if an Assignee is another Bank, such consent shall not be unreasonably withheld. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

          SECTION 9.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Borrower and the Guarantors hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Financing Documents or the transactions contemplated thereby. Each of the Borrower and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 9.09. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT, THE CO-AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        WESTERN ATLAS INC.



                                        By: /s/ Michael E. Keane
                                            ------------------------------
                                           Title: V.P. and Treasurer
                                        360 North Crescent Drive
                                        Beverly Hills, California  90210
                                        Telex number:
                                        Telecopy number: (310)888-2848

Commitments
-----------

$45,000,000                             MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK



                                        By: /s/ Diana H. Imhof
                                            ------------------------------
                                            Title: Vice President


$30,000,000                             BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION



                                        By: /s/ Lori Y. Kannegieter
                                            ------------------------------
                                            Title: Vice President


$30,000,000                             THE BANK OF NEW YORK



                                        By: /s/ Craig J. Rethmeyer
                                            ------------------------------
                                            Title: Vice President


$30,000,000                             CHEMICAL BANK



                                        By: /s/ Robert P. Kellas
                                            ------------------------------
                                            Title: Vice President


$30,000,000                             CIBC INC.



                                        By: /s/ Robert J. Wagner
                                            ------------------------------
                                            Title: Vice President


$30,000,000                             NATIONSBANK OF TEXAS, N.A.



                                        By: /s/ Tom F. Scharfenberg
                                            ------------------------------
                                            Title: Vice President

Commitments
-----------

$30,000,000                             UNION BANK OF SWITZERLAND,
                                        Los Angeles Branch



                                        By: /s/ James I. Chu
                                            ------------------------------
                                            Title: Assistant V.P.


                                        By: /s/ Thomas G. Jackson
                                            ------------------------------
                                            Title: First V.P.


$30,000,000                             WELLS FARGO BANK, N.A.



                                        By: /s/ David A. Neuman
                                            ------------------------------
                                            Title: Vice President


$20,000,000                             CREDIT SUISSE



                                        By: /s/ Stephen M. Flynn
                                            ------------------------------
                                            Title: Member of Sr. Mgmt.



                                        By: /s/ Deborah A. Shea
                                            ------------------------------
                                            Title: Associate


$20,000,000                             DRESDNER BANK AG



                                        By: /s/ Jon M. Bland
                                            ------------------------------
                                            Title: Sr. Vice President



                                        By: /s/ Sidney S. Jordan
                                            ------------------------------
                                            Title: Vice President


$20,000,000                             MELLON BANK, N.A.



                                        By: /s/ Edwin H. Wiest
                                            ------------------------------
                                            Title: First Vice President

Commitments
-----------

$20,000,000                             NBD BANK, N.A.



                                        By: /s/ James R. Frye
                                            ------------------------------
                                            Title: First Vice President


$20,000,000                             TORONTO DOMINION (TEXAS), INC.



                                        By: /s/ Frederic Hawley
                                            ------------------------------
                                            Title: Vice President


$15,000,000                             BANK OF HAWAII



                                        By: /s/ Marcy E. Fleming
                                            ------------------------------
                                            Title: Vice President


$15,000,000                             FIRST INTERSTATE BANK OF CALIFORNIA



                                        By: /s/ Daniel H. Hom
                                            ------------------------------
                                            Title: Vice President


$15,000,000                             THE NORTHERN TRUST COMPANY



                                        By: /s/ Robert J. Stegmann
                                            ------------------------------
                                            Title: Vice President


$-0-                                    BANK OF AMERICA ILLINOIS



                                        By: /s/ Lori Y. Kannegieter
                                            ------------------------------
                                            Title: Authorized Officer

_________________
Total Commitments

$400,000,000
=================



                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent



                                        By: /s/ Diana H. Imhof
                                            ------------------------------
                                            Title: Vice President
                                            60 Wall Street
                                            New York, New York 10260-0060
                                            Attention: Robert M. Osieski
                                            Telex number: 177615


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION,
                                        as Co-Agent



                                        By: /s/ Lori Y. Kannegieter
                                            ------------------------------
                                            Title: Vice President
                                            Credit Products #5618,
                                            11th Floor
                                            555 South Flower Street
                                            Los Angeles, California 90071
                                            Telecopy number: (213)228-2756


                                        THE BANK OF NEW YORK, as Co-Agent



                                        By: /s/ Craig J. Rethmeyer
                                            ------------------------------
                                            Title: Vice President
                                            10990 Wilshire Boulevard
                                            Suite 1700
                                            Los Angeles, California  90024
                                            Telecopy number: (310)996-8667

                                        CHEMICAL BANK, as Co-Agent



                                        By: /s/ Robert P. Kellas
                                            ------------------------------
                                            Title: Vice President
                                            270 Park Avenue, 10th Floor
                                            New York, New York  10017
                                            Telecopy number: (212)270-1403

                                        CIBC INC., as Co-Agent



                                        By: /s/ Robert J. Wagner
                                            ------------------------------
                                            Title: Vice President
                                            300 South Grand Avenue
                                            Los Angeles, California  90071
                                            Telecopy number: (213)346-0157


                                        NATIONSBANK OF TEXAS, N.A.,
                                        as Co-Agent



                                        By: /s/ Tom F. Scharfenberg
                                            ------------------------------
                                            Title: Vice President
                                            444 South Flower Street
                                            Suite 1500
                                            Los Angeles, CA 90071-2001
                                            Telecopy number: (213)624-5815


                                        UNION BANK OF SWITZERLAND,
                                        Los Angeles Branch, as Co-Agent



                                        By: /s/ James I. Chu
                                            ------------------------------
                                            Title: Assistant V. P.


                                        By: /s/ Thomas G. Jackson
                                            ------------------------------
                                            Title: First V. P.
                                            444 South Flower Street
                                            Suite 4600
                                            Los Angeles, California  90071
                                            Telecopy number:(213)489-0637

                                        WELLS FARGO BANK, N.A., as Co-Agent



                                        By: /s/ David A. Neumann
                                            ------------------------------
                                            Title: Vice President
                                            420 Montgomery Street
                                            9th Floor
                                            San Francisco, California 94104
                                            Telecopy number: (415)421-1352

                                PRICING SCHEDULE



          The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     Status              Level I   Level II  Level III Level IV  Level V   LevelVI   Level VII
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Euro-Dollar Margin        .065%      .15%      .215%      .25%     .30%      .40%      .50%
----------------------------------------------------------------------------------------------
CD Margin                  .19%     .275%       .34%     .375%    .425%     .525%     .625%
----------------------------------------------------------------------------------------------
Facility Fee Rate         .085%      .10%       .11%      .15%    .175%     .225%    .3125%
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------


          For purposes of this Schedule, the following terms have the following meanings:

          "D&P" means Duff & Phelps Credit Rating Co.

          "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated AA-/Aa3 or higher by at least two Rating Agencies.

          "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A+/A1 or A/A2 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date.

          "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies and (ii) neither Level I Status nor Level II Status exists at such date.

          "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status or Level III Status exists at such date.

          "Level V Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists at such date.

          "Level VI Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

          "Level VII Status" exists at any date, if at the close of business on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI exists.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Rating Agencies" means D&P, Moody's and S&P.

          "S&P" means Standard & Poor's Ratings Group, and its successors.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

          The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; PROVIDED that if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two ratings (E.G., if the S&P rating is A+, the Moody's rating is Baa1 and there is no D&P rating, then Level III Status shall exist); PROVIDED FURTHER that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level VII Status. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A

                                      NOTE

                                                       New York, New York
                                                       December 22, 1994

          For value received, Western Atlas Inc., a Delaware corporation (the
"Borrower"), promises to pay to the order of                   (the "Bank"), for
the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          Each Loan made by the Bank, the type and maturity thereof, and all repayments of the principal thereof, shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower or any Guarantor hereunder or under any other Financing Document.

          This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 22, 1994 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              WESTERN ATLAS INC.


                              By________________________
                                 Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

_______________________________________________________________________________
                                     Amount of
          Amount of       Type of    Principal      Maturity     Notation
Date         Loan          Loan       Repaid          Date       Made By
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST


                                                 [Date]

To:       Morgan Guaranty Trust Company of New York

From:     Western Atlas Inc. (the "Borrower")

          Re:       Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 22, 1994 among the Borrower, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

PRINCIPAL AMOUNT                    INTEREST PERIOD
----------------                    ---------------
$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]



---------------------
     *Amount must be $10,000,000 or a larger multiple of $1,000,000.

     **Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        WESTERN ATLAS INC.


                                        By________________________
                                           Title:

                                                                       EXHIBIT C



                   FORM OF INVITATION FOR MONEY MARKET QUOTES


To:       [Name of Bank]

Re:       Invitation for Money Market Quotes
          to Western Atlas Inc. (the "Borrower")

          Pursuant to Section 2.03 of the Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 22, 1994 among the Borrower, the Banks parties thereto and the undersigned, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

PRINCIPAL AMOUNT                 INTEREST PERIOD
----------------                 ---------------

$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By______________________
                                 Authorized Officer

                                                                       EXHIBIT D



                           FORM OF MONEY MARKET QUOTE



MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York  10260-0060

Attention:

Re:  Money Market Quote to
     Western Atlas Inc. (the "Borrower")

          In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:
     _____________________________

3.   Date of Borrowing: ____________________*

     4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal  Interest   Money Market
Amount**   Period***  [Margin****] [Absolute Rate*****]
--------   ---------  ------------ --------------------

$

$


          [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**


__________

* As specified in the related Invitation.
                       (notes continued on following page)

                              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 22, 1994 among the Borrower, the Banks parties thereto and yourselves, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                              Terms used herein have the meanings assigned to them in the Credit Agreement.


                              Very truly yours,

                              [NAME OF BANK]


Dated:_______________         By:__________________________
                                 Authorized Officer









__________

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** Not less than one month or not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
                       (notes continued on following page)

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E


                           OPINION OF COUNSEL FOR THE
                           BORROWER AND THE GUARANTORS


                                                    December __, 1994


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

          I am the chief legal officer of Western Atlas Inc. (the "Borrower") and have acted in that capacity in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 22, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, the Notes constitute valid and binding obligations of the Borrower and the Subsidiary Guarantee Agreement is a valid and binding agreement of each Obligor.

          4. (a) Except for actions, suits or proceedings described in the Borrower's Prospectus or the Borrower's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

              (b) Since the date of the Borrower's Latest Form 10-Q, there has been no change in the status of the actions, suits and proceedings described therein which materially and adversely affects the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

              (c) There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner questions the validity of any Financing Document.

          5. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


          I am a member of the Bar of the State of California, and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Inasmuch as the Credit Agreement and the Notes are governed by the law of the State of New York, I have assumed for purposes of the foregoing opinion that such law is the same as the law of the State of California.

                                 Very truly yours,

                                                                       EXHIBIT F



                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                       FOR THE AGENT



                                       [Dated the Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

          We have participated in the preparation of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 22, 1994 among Western Atlas Inc., a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.


          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Financing Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Credit Agreement and the Subsidiary Guarantee Agreement constitute valid and binding agreements of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          3. The Subsidiary Guarantee Agreement constitutes a valid and binding agreement of each Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4.  The documents delivered to the Agent by the Borrower pursuant to
Section 3.01 of the Credit Agreement are substantially responsive to the requirements of said Section.

          In giving the opinion set forth in paragraph 3 above, we have, with your permission, assumed that the execution, delivery and performance by each Guarantor of the Subsidiary Guarantee Agreement are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) the opinion expressed in paragraph 3 above is subject to the effect, if any, of Section 548 of the United States Bankruptcy Code and any comparable provisions of applicable state law.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,

                                                                       EXHIBIT G



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), WESTERN ATLAS INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                                W I T N E S E T H


          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of December 22, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents (as amended from time to time, the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

          WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Financing Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement and the other Financing Documents with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement or any other Financing Document which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. CONSENT OF THE BORROWER AND THE AGENT. This Agreement is conditioned upon the consent of the Borrower and the Agent, pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

          SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any Guarantor, or the validity and enforceability of the obligations of the Borrower or any Guarantor in respect of any Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and each Guarantor.

          SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                        [ASSIGNOR]


                                        By_________________________
                                          Title:


                                        [ASSIGNEE]


                                        By__________________________
                                          Title:

                                   WESTERN ATLAS INC.


                                        By__________________________
                                          Title:


                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                        By___________________________
                                          Title:

                                                                       EXHIBIT H







                              AMENDED AND RESTATED
                         SUBSIDIARY GUARANTEE AGREEMENT


                                   dated as of


                                December 22, 1994


                                      among


                               Western Atlas Inc.


                        The Guarantors Referred to Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                                TABLE OF CONTENTS



                                                        Page
                                                        ----
                                    ARTICLE I

                                   DEFINITIONS


     1.01  Definitions................................    2

                                   ARTICLE II

                                   Guarantees

     2.01  The Guarantees.............................    2
     2.02  Guarantees Unconditional...................    3
     2.03  Limit of Liability.........................    4
     2.04  Discharge; Reinstatement in
             Certain Circumstances....................    4
     2.05  Waiver.....................................    4
     2.06  Subrogation................................    4
     2.07  Stay of Acceleration.......................    5

                                   ARTICLE III

                            COVENANT OF THE BORROWER

     3.01  Additional Guarantors......................    5

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.01  Notices....................................    5
     4.02  No Waiver..................................    6
     4.03  Amendments and Waivers.....................    6
     4.04  Governing Law; Submission to
             Jurisdiction; Waiver of a
             Jury Trial...............................    6
     4.05  Successors and Assigns.....................    6
     4.06  Counterparts; Effectiveness................    6

------------------------
     *The Table of Contents is not a part of this Agreement.

                              AMENDED AND RESTATED
                         SUBSIDIARY GUARANTEE AGREEMENT



          AGREEMENT dated as of December 22, 1994 among Western Atlas Inc., a Delaware corporation (the "Borrower"), each of the Guarantors listed on the signature pages hereof under the caption "Guarantors" and each Person that shall, at any time after the date hereof, become a "Guarantor" hereunder (collectively, the "Guarantors") and Morgan Guaranty Trust Company of New York, as Agent.

          WHEREAS, the Borrower has entered into a Credit Agreement dated as of December 23, 1993 and amended and restated as of December 22, 1994 (as the same may be amended from time to time, the "Credit Agreement") among the Borrower, the banks parties thereto, Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, The Bank of New York, Chemical Bank, CIBC Inc., NationsBank of Texas, N.A., Union Bank of Switzerland, Los Angeles Branch, and Wells Fargo Bank, N.A., as Co-Agents, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $400,000,000;

          WHEREAS, the Borrower and the Guarantors have entered into a Subsidiary Guarantee Agreement, dated as of December 23, 1993 (the "Original Guarantee");

          WHEREAS, the Credit Agreement provides, among other things, that one condition to the effectiveness of the Commitments thereunder is the execution and delivery by the Borrower and the Guarantors of an amendment and restatement of the Original Guarantee substantially in the form of this Agreement;

          WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Banks, the Agent and the Co-Agents to enter into the Credit Agreement and to make Loans thereunder, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Original Guarantee is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS


          SECTION 1.01. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following terms, as used herein, have the following meanings:

          "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Notes, (ii) all other amounts payable by the Borrower under the Credit Agreement or the Notes and
(iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Borrower and the Guarantors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.

          "Material Subsidiary" means (i) each Material Subsidiary (as defined in the Credit Agreement) of the Borrower, (ii) each Subsidiary of the Borrower that the Required Banks have by notice to the Borrower designated as a "Material Subsidiary" for purposes hereof and (iii) all direct or indirect successors in interest to any of the entities described in clauses (i) and (ii) of this definition (including, without limitation, by way of merger or consolidation with, or acquisition of all or a substantial part of the assets of, any such entity).


                                   ARTICLE II

                                   Guarantees


          SECTION 2.01. THE GUARANTEES. Subject to Section 2.03, the Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to the Banks, the Agent and the Co-Agents and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the indebtedness guarantied hereby, the Guarantors, subject to Section 2.03, hereby jointly, severally, unconditionally and irrevocably agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

          SECTION 2.02. GUARANTEES UNCONDITIONAL. The obligations of each Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to any Financing Document;

          (c) any modification, amendment, waiver, release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

          (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

          (e) the existence of any claim, set-off or other rights which any Obligor may have at any time against any other Obligor, the Agent, any Co-Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by any other Obligor under any Financing Document; or

          (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, any Co-Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Article II.


          SECTION 2.03. LIMIT OF LIABILITY. Each Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

          SECTION 2.04.  DISCHARGE; REINSTATEMENT IN CERTAIN CIRCUMSTANCES.
Each Guarantor's obligations under this Article II shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. The obligations of any Guarantor under this Article II may only be terminated with the consent of all of the Banks. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, each Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

          SECTION 2.05. WAIVER. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

          SECTION 2.06. SUBROGATION. Upon making any payment hereunder, the Guarantor making such payment shall be subrogated to the rights of the payee against the Borrower with respect to such payment; PROVIDED that such Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Agreement shall have been paid in full.

          SECTION 2.07. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                   ARTICLE III

                            COVENANT OF THE BORROWER


          SECTION 3.01. ADDITIONAL GUARANTORS. The Borrower represents and warrants that, as of the date of this Agreement, the Guarantors set forth on the signature pages hereof constitute all Material Subsidiaries. The Borrower agrees, within ten days after any Person hereafter becomes a Material Subsidiary, to cause such Person to become a Guarantor hereunder, and in connection therewith to deliver such opinions of counsel and other documents relating to such Guarantor and its obligations hereunder as the Agent may reasonably request.


                                   ARTICLE IV

                                  MISCELLANEOUS


          SECTION 4.01. NOTICES. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Guarantor as to which no such address or facsimile number is so set forth, to it at the address or facsimile number of the Borrower set forth on the signature pages hereof) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 4.01, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this
Section 4.01.

          SECTION 4.02. NO WAIVER. No failure or delay by the Agent, any Co-Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 4.03. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Borrower, each Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreement; PROVIDED that the second sentence of Section 2.04 and the PROVISO in Section 4.05 of this Agreement may only be amended with the consent of all of the Banks.

          SECTION 4.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF A JURY TRIAL. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. Each of the Guarantors hereby agrees to be bound by each provision of the Credit Agreement which purports to bind it, including without limitation Sections 8.04, 9.04, 9.08 and 9.10, to the same extent as if it were a signatory party thereto.

          SECTION 4.05. SUCCESSORS AND ASSIGNS. This Subsidiary Guarantee is for the benefit of the Banks, the Agent and the Co-Agents and their respective successors and assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no Guarantor shall assign its rights and obligations hereunder without the consent of all of the Banks.

          SECTION 4.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received a counterpart hereof signed by the Borrower, and one or more of the Guarantors and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of a counterpart of this Agreement on behalf of any other Guarantor, this Agreement shall become effective with respect to such Guarantor as of the date of such delivery.

          IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guarantee Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                   WESTERN ATLAS INC.


                                   By ________________________
                                      Title:
                                        360 North Crescent Drive
                                        Beverly Hills, California  90210
                                        Telex number:
                                        Telecopy number:  (310) 888-2848


                                   GUARANTORS
                                   ----------

                                   INTERMEC CORPORATION



                                   By ________________________
                                   Title:



                                   WESTERN ATLAS INTERNATIONAL, INC.



                                   By ________________________
                                      Title:



                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent


                                   By ________________________
                                      Title:
                                        60 Wall Street
                                        New York, New York  10260-0060
                                        Attention:  Robert M. Osieski
                                        Telex number:  177615

                                                      [EXECUTION COPY]



                      AMENDMENT NO. 1 TO CREDIT AGREEMENT



               AMENDMENT dated as of March 20, 1996 among WESTERN ATLAS INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, CHEMICAL BANK, CIBC INC., NATIONSBANK OF TEXAS, N.A., UNION BANK OF SWITZERLAND, LOS ANGELES BRANCH, and WELLS FARGO BANK, N.A., as Co-Agents.


                             W I T N E S S E T H :


               WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of December 22, 1994 (the "Agreement"); and

               WHEREAS, the parties hereto desire to amend the Agreement as set forth below:

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

               SECTION 2. Amendment of the Agreement. The Agreement is hereby amended as follows:

               (a) The following new definition is added to Section 1.01 in its appropriate alphabetical position:

                     "PetroAlliance" means PetroAlliance Services
               Company Limited, a Cyprus limited liability company.

               (b) The definition of Consolidated Subsidiary is hereby amended by the addition of the following proviso thereto:

               provided that PetroAlliance shall not be deemed a Consolidated Subsidiary.

               (c) The definition of Subsidiary is hereby amended by the addition of the following proviso thereto:

               provided that PetroAlliance shall not be deemed a Subsidiary.

               (d) Clause (ii) of the definition of Intangible Assets is amended to read as follows:

                     (ii) all investments in unconsolidated Subsidiaries and, to the extent the same exceed $10,000,000 in aggregate amount, all direct and indirect investments in PetroAlliance and all equity investments in other Persons which are not Subsidiaries (other than investments in readily marketable securities) and

               (e) The definition of Termination Date is amended to read as follows:

                     "Termination Date" means December 22, 2000
               (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

               SECTION 3. Pricing Schedule. The Agreement is further amended by replacing the existing Pricing Schedule with the attached Pricing Schedule.

               SECTION 4. Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with
Section 6 hereof, the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 of the Agreement. Any Bank whose commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Section 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

               SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                 WESTERN ATLAS INC.



                                 By:

                                       Title:

Commitments

$46,750,000                      MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK


                                 By:
                                     Title:


$31,170,000                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION



                                 By:
                                     Title:


$31,170,000                      THE BANK OF NEW YORK



                                 By:
                                     Title:


$31,170,000                      CHEMICAL BANK



                                 By:
                                     Title:



$31,170,000                      CIBC INC.



                                 By:
                                     Title:


$31,170,000                      NATIONSBANK OF TEXAS, N.A.

                                 By:
                                     Title:


$31,170,000                      UNION BANK OF SWITZERLAND,
                                 Los Angeles Branch



                                 By:
                                     Title:

                                 By:
                                     Title:


$31,170,000                      WELLS FARGO BANK, N.A.


                                 By:
                                     Title:


$20,780,000                      CREDIT SUISSE



                                 By:
                                     Title:


$20,780,000                      DRESDNER BANK AG


                                 By:
                                     Title:

                                 By:
                                     Title:

$20,780,000                      MELLON BANK, N.A.



                                 By:
                                     Title:


$20,780,000                      NBD BANK

                                 By:
                                     Title:


$20,780,000                      TORONTO DOMINION (TEXAS), INC.



                                 By:
                                     Title:


$15,580,000                      BANK OF HAWAII



                                 By:
                                     Title:


$15,580,000                      THE NORTHERN TRUST COMPANY



                                 By:
                                     Title:


$-0-                             FIRST INTERSTATE BANK OF CALIFORNIA



                                 By:
                                     Title:

Total Commitments

$400,000,000


                               PRICING SCHEDULE

               The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


                     Level   Level   Level   Level   Level   Level   Level
      Status           I      II      III     IV       V      VI      VII
Euro-Dollar Margin   .08%    .12%    .16%    .20%    .275%   .325%   .50%
CD Margin            .205%   .245%   .285%   .325%   .40%    .45%    .625%
Facility Fee Rate    .07%    .08%    .09%    .10%    .125%   .175%   .25%

               For purposes of this Schedule, the following terms have the following meanings:

               "D&P" means Duff & Phelps Credit Rating Co.

               "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated AA-/Aa3 or higher by at least two Rating Agencies.

               "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A+/A1 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date.

               "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies and (ii) neither Level I Status nor Level II Status exists at such date.

               "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status or Level III Status exists at such date.

               "Level V Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists at such date.

               "Level VI Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

               "Level VII Status" exists at any date, if at the close of business on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI exists.

               "Moody's" means Moody's Investors Service, Inc., and its successors.

               "Rating Agencies" means D&P, Moody's and S&P.

               "S&P" means Standard & Poor's Ratings Group, and its successors.

               "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

               The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two ratings (e.g., if the S&P rating is A+, the Moody's rating is Baa1 and there is no D&P rating, then Level III Status shall exist); provided further that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level VII Status. The rating in effect at any date is that in effect at the close of business on such date.